UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montréal, Québec, Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

AbitibiBowater Announces Intention to Withdraw NAFTA Notice of Arbitration

AbitibiBowater Inc. (the “Company”) announced on August 24, 2010 that it reached on that date a formal settlement agreement with the government of Canada regarding the expropriation of certain of its assets and rights in the province of Newfoundland and Labrador (Canada) by the provincial government pursuant to the Abitibi-Consolidated Rights and Assets Act, S.N.L. 2008, c.A-1.01, or “Bill 75”, in December 2008. The government of Canada has agreed to pay the Company’s post-emergence Canadian operating entity CAD$130 million (approximately USD$123 million) following the emergence from the creditor protection proceedings under chapter 11 of the U.S. Bankruptcy Code and the Companies’ Creditors Arrangement Act (Canada), as applicable. The settlement agreement is subject to the approval of its terms by each of the U.S. Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”) (In re: AbitibiBowater Inc., et al., Chapter 11, Case No. 09-11296) and the Superior Court of Quebec in Canada (the “Canadian Court”, and together with the U.S. Bankruptcy Court, the “Courts”) and the Courts’ approval of the Company’s plans of reorganization. As part of the settlement agreement, the Company has agreed to waive its legal actions and claims against the government of Canada under the North American Free Trade Agreement, or “NAFTA”.

Monitor’s Report

On August 26, 2010, Ernst & Young Inc. (“E&Y”), as Monitor, filed its fifty-third report (the “Monitor’s Report”) with the Canadian Court in connection with the creditor protection proceedings previously instituted by certain wholly-owned subsidiaries of the Company, namely Abitibi-Consolidated Inc. and certain of its subsidiaries, and Bowater Canadian Holdings Incorporated and certain of its subsidiaries (collectively, the “Canadian Petitioners”), under the Companies’ Creditors Arrangement Act (Canada). The purpose of the Monitor’s Report is to report to the Canadian Court with respect to the five week cash flow results of the Canadian Petitioners for the period from June 28, 2010 to August 1, 2010 and to provide details on: (i) an update regarding the overview of the current market conditions in the forest products industry provided in the fifty-second report of the Monitor, dated August 3, 2010, (ii) the receipts and disbursements of Abitibi-Consolidated Inc. and its subsidiaries and Bowater Canadian Forest Products Inc. for the reporting period, with a discussion of the variances from the respective forecasts set forth in the fifty-second report of the Monitor, (iii) the current liquidity and revised cash flow forecasts of Abitibi-Consolidated Inc. and its subsidiaries and Bowater Canadian Forest Products Inc. for the 13-week period ended October 31, 2010 and (iv) an update with respect to certain key performance indicators tracked by the Canadian Petitioners. A copy of the Monitor’s Report is attached as Exhibit 99.1 and is incorporated herein by reference.

The Monitor’s Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of the Canadian Petitioners’ compliance with the monthly reporting requirements of the Canadian Court. The financial information in the Monitor’s Report has not been audited, reviewed or otherwise verified for accuracy or completeness by E&Y. Some of the information referred to in the Monitor’s Report consists of forecasts and projections.

Readers are cautioned that, since these projections are based upon assumptions about future events and conditions, the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant. The Monitor’s Report is in a format required by the Canadian Court and should not be used for investment purposes.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Fifty-Third Report of the Monitor, dated August 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

Date: August 30, 2010	By:	/S/ JACQUES P. VACHON
	Name:	Jacques P. Vachon
	Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Fifty-Third Report of the Monitor, dated August 26, 2010

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